As filed with the Securities and Exchange Commission on May 21, 1996


                                                       Registration No. 333-2426
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                  ------------
                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                              SAKS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                            5311                           52-1685667
  (State or other jurisdiction           (Primary Standard                  (I.R.S. Employer
      of incorporation or            Industrial Classification            Identification No.)
         organization)                      Code Number)

                                  ------------

                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 940-4048
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                                  JOAN F. KREY
                                GENERAL COUNSEL
                              SAKS HOLDINGS, INC.
                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 940-4048
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:

CHARLES K. MARQUIS               PATRICIA A. CERUZZI
STEVEN R. FINLEY                 SULLIVAN & CROMWELL
GIBSON, DUNN & CRUTCHER LLP      250 PARK AVENUE
200 PARK AVENUE                  NEW YORK, NEW YORK 10177
NEW YORK, NEW YORK 10166         (212) 558-4000
(212) 351-4000

                                  ------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                  ------------

                        CALCULATION OF REGISTRATION FEE


        TITLE OF EACH CLASS OF SECURITIES TO BE                   PROPOSED MAXIMUM                  AMOUNT OF
                       REGISTERED                          AGGREGATE OFFERING PRICE(1)(2)      REGISTRATION FEE(3)
   Common Stock, $.01 par value.........................            $451,562,500                       $0


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2) The shares of Common Stock are not being registered for the purpose of sales outside the United States.


(3) A registration fee of $155,720 previously was paid in connection with the initial filing of the Registration Statement.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Registrant's expenses in connection with the Offerings described in this registration statement are set forth below. All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee are estimated.

Securities and Exchange Commission registration fee...........   $  155,720
NASD filing fee...............................................       30,500
Printing and engraving expenses...............................      500,000
Accounting fees and expenses..................................    1,000,000
Legal fees and expenses.......................................    1,000,000
NYSE listing fee..............................................      123,100
Fees and expenses (including legal fees) for qualifications
under state securities laws...................................       30,000
Transfer agent's fees and expenses............................       50,000
Miscellaneous.................................................    2,310,680
                                                                 ----------
    Total.....................................................   $5,200,000
                                                                 ----------
                                                                 ----------

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
- --------   ---------------------------------------------------------------------------------
1.01*      Form of U.S. Underwriting Agreement
1.02*      Form of International Underwriting Agreement
3.01.1*    Amended and Restated Certificate of Incorporation of Saks Holdings, as filed with the Delaware Secretary of State on June 29, 1990
3.01.2*    Certificate of Designation of Saks Holdings, as filed with the Delaware Secretary of State on June 29, 1990
3.01.3*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on July 2, 1990
3.01.4*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on February 28, 1991
3.01.5*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on May 20, 1992
3.01.6*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on December 26, 1995
3.01.7*    Certificate of Saks Holdings, as filed with the Delaware Secretary of State on
           December 27, 1995, relating to the retirement of Class D Shares
3.01.8*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on April 16, 1996.
3.01.9*    Form of Amended and Restated Certificate of Incorporation of Saks Holdings, as
           proposed to be filed with the Delaware Secretary of State upon completion of the
           Offerings
3.01.10*   Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on April 26, 1996.
3.02*      Bylaws of Saks Holdings, as adopted on August 6, 1990

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
- --------   ---------------------------------------------------------------------------------
4.01.1*    See Exhibits 3.01.1, 3.01.2, 3.01.3, 3.01.4, 3.01.5, 3.01.6, 3.01.7, 3.01.8 and
           3.01.10 as to the rights of holders of Saks Holdings' Class A Shares, Class B
           Shares, Class C Shares and Class D Shares prior to the Offerings
4.01.2*    See Exhibit 3.01.9 as to the rights of holders of Saks Holdings' Common Stock upon completion of the Offerings
4.02*      Form of Stock Certificate of the Common Stock of Saks Holdings
4.03.1*    Amended and Restated Credit Agreement, dated as of July 1, 1993, among Saks,
           Chemical Bank and Bankers Trust Company as managing agents, Chemical Bank,
           Bankers Trust Company, the CIT Group/Business Credit, Inc. and Barclays Bank PLC
           as co-agents, and Chemical Bank as administrative agent (the "Credit Facility")
4.03.2*    First Amendment to the Credit Facility, dated as of March 1, 1995
4.03.3*    Second Amendment to the Credit Facility, dated as of October 24, 1995
4.03.4*    Third Amendment to the Credit Facility, dated as of March 5, 1996
4.03.5*    Fourth Amendment to the Credit Facility, dated as of April 10, 1996
4.03.6*    Fifth Amendment to the Credit Facility, dated as of April 18, 1996
4.04*      Amended and Restated Loan and Security Agreement dated as of
           May 12, 1995 between Fifth Avenue Capital Trust ("FACT") and certain direct and indirect wholly-owned subsidiaries of Saks (the "Borrowers")
4.05*      Trust and Servicing Agreement dated as of May 12, 1995 among FACT, Bankers Trust
           Company, as servicer, and Marine Midland Bank, as trustee
4.06*      Amended and Restated Trust Agreement, dated as of May 12, 1995, among Saks, HNY,
           Inc. and Wilmington Company, as owner trustee
4.07*      Indenture, dated as of July 1, 1993, between Saks and AIBC Services N.V., as trustee
4.08*      First Supplemental Indenture, dated as of April 22, 1996, between Saks and AIBC
           Services N.V., as trustee
5.01*      Opinion of Gibson, Dunn & Crutcher LLP
10.01.1*   Amended and Restated Pooling & Servicing Agreement, dated as of December 16,
           1991, among SFA Finance Company, Saks and Bankers Trust Company, as trustee (the
           "1991 P&S")
10.01.2*   First Amendment to the 1991 P&S, dated as of November 5, 1992
10.01.3*   Second Amendment to the 1991 P&S, dated as of October 26, 1993
10.02.1*   Second Amended and Restated Receivables Purchase Agreement, dated as of December
           16, 1991, between Saks and SFA Finance Company (the "Receivables Purchase
           Agreement")
10.02.2*   First Amendment to the 1991 Receivables Purchase Agreement, dated as of November
           5, 1992
10.02.3*   Second Amendment to the 1991 Receivables Purchase Agreement, dated as of October
           26, 1993
10.03.1*   Series 1991-2 Supplement, dated as of December 16, 1991, among SFA Finance
           Company, Saks, MHTC, as administrative agent, and Bankers Trust Company, as trustee (the "1991-2 Supplement")
10.03.2*   First Amendment to the 1991-2 Supplement, dated as of July 22, 1992
10.03.3*   Second Amendment to the 1991-2 Supplement, dated as of August 20, 1992
10.03.4*   Third Amendment to the 1991-2 Supplement, dated as of November 5, 1992
10.03.5*   Fourth Amendment to the 1991-2 Supplement, dated as of May 20, 1993
10.03.6*   Fifth Amendment to the 1991-2 Supplement, dated as of October 28, 1993
10.03.7*   Sixth Amendment to the 1991-2 Supplement, dated as of September 30, 1994
10.04.1*   Class C Supplement to Series 1991-2 Supplement, dated as of
           November 5, 1992, among SFA Finance Company, Saks and Bankers Trust Company, as
           trustee (the "1991-2(C) Supplement")
10.04.2*   First Amendment to the 1991-2(C) Supplement, dated as of September 30, 1994

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
- --------   ---------------------------------------------------------------------------------
10.05*     Class B Supplement to Series 1991-2 Supplement, dated as of September 30, 1994, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.06.1*   Series 1993-1 Supplement, dated as of October 28, 1993, among SFA Finance
           Company, Saks, Swiss Bank Corporation, New York Branch, as administrative agent, and Bankers Trust Company, as trustee (the "1993-1 Supplement")
10.06.2*   First Amendment to the 1993-1 Supplement, dated as of September 13, 1995
10.06.3*   Second Amendment to the 1993-1 Supplement, dated as of October 6, 1995
10.07*     Class B Supplement to Series 1993-1 Supplement, dated as of September 13, 1995, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.08*     Class C Supplement to Series 1993-1 Supplement, dated as of September 13, 1995, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.09*     Series 1995-1 Supplement, dated as of November 13, 1995, among SFA Finance
           Company, Saks, Swiss Bank Corporation, New York Branch, as administrative agent, and Bankers Trust Company, as trustee
10.10*     Deposit Trust Agreement, dated as of October 26, 1993, between SFA Finance
           Company II and Wilmington Trust Company, as trustee
10.11*     Collateral Trust Agreement, dated as of October 28, 1993, between Saks Fifth
           Avenue Owner Trust 1993-1 and Bankers Trust Company
10.12*     Depositary Agreement, dated as of October 27, 1993, between Saks Fifth Avenue
           Owner Trust 1993-1 and Chemical Bank
10.13*     Purchase Agreement, dated May 4, 1995 among Saks, FACT, the Borrowers, Goldman,
           Sachs & Company and Chemical Securities, Inc., with respect to the sale of
           Commercial Mortgage Pass-Through Certificates due May 12, 2002
10.14*     Saks Fifth Avenue Supplemental Pension Plan, effective July 2, 1990
10.15*     Saks Holdings, Inc. Senior Management Stock Incentive Plan, dated as of October
           17, 1990 (the "Old Incentive Plan")
10.16*     Standard Form of Stock Option Agreement Pursuant to the Old Incentive Plan
10.17.1*   Saks Holdings, Inc. 1996 Management Stock Incentive Plan, dated as of February 1,
           1996 (the "New Incentive Plan")
10.17.2*   Amendment to the New Incentive Plan
10.18*     Standard Form of Stock Option Agreement Pursuant to the New Incentive Plan
10.19*     Amended and Restated Employment Agreement, dated as of March 1, 1996, between
           Saks and Philip B. Miller
10.20*     Amended and Restated Employment Agreement, dated as of March 1, 1996, between
           Saks and Rose Marie Bravo
10.21*     Amended and Restated Employment Agreement, dated as of March 1, 1996, between
           Saks and Owen E. Dorsey
10.22*     Employment Agreement, dated as of March 1, 1996, between Saks and Brian E.
           Kendrick
10.23.1*   Agreement for Management Advisory and Consulting Services, dated
           July 2, 1990, between Windows Acquisition Corp. and III
10.23.2*   Agreement for Management Advisory and Consulting Services, dated as of July 2,
           1995, between Saks and III
10.24*     Acquisitions Advisory Agreement, dated as of January 29, 1995, between Saks and
           III
10.25*     Transition Supplement to the 1991 P&S, dated as of April 25, 1996, among SFA
           Finance Company, Saks and Bankers Trust Company, as trustee
10.26*     Pooling and Servicing Agreement, dated as of April 25, 1996, among SFA Finance
           Company, Saks and Bankers Trust Company, as trustee (the "1996 P&S")
10.27*     Series 1996-1 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA
           Finance Company, Saks and Bankers Trust Company, as trustee
10.28*     Third Amended and Restated Receivables Purchase Agreement, dated as of April 25,
           1996, between Saks and SFA Finance Company
10.29*     Series 1996-2 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA
           Finance Company, Saks and Bankers Trust Company, as trustee

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
- --------   ---------------------------------------------------------------------------------
10.30*     Public Company Expenses Agreement, dated as of April 27, 1996, between Saks
           Holdings and Saks.
10.31      Form of Common Stock Purchase Agreement between Saks Holdings and Investcorp,
           S.A.
21.01*     Subsidiaries of Saks Holdings
23.01*     Consent of Coopers & Lybrand L.L.P.
23.02*     Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.01)
24.01*     Power of Attorney (included on signature page of Registration Statement)


- ------------

 * Previously filed.

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such labilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on May 20, 1996.


                                          SAKS HOLDINGS, INC.

                                          By          /s/ PHILIP B. MILLER
                                             ...................................

                                                      Philip B. Miller
                                                  Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on May 20, 1996.


               SIGNATURE                               TITLE
- ----------------------------------------  ------------------------------------------------

          /s/ PHILIP B. MILLER            Chairman of the Board and
 ........................................    Chief Executive Officer
            Philip B. Miller                (Principal Executive Officer)

         /s/ BRIAN E. KENDRICK            Vice Chairman of the Board and
 ........................................    Chief Financial Officer
           Brian E. Kendrick                (Principal Financial Officer)

                   *                      President and Director
 ........................................
            Rose Marie Bravo

                   *                      Director
 ........................................
             Savio W. Tung

                   *                      Director
 ........................................
             Jon P. Hedley

                   *                      Director
 ........................................
         E. Garrett Bewkes III

                   *                      Director
 ........................................
          Charles J. Philippin

            /s/ MARK E. HOOD              Vice President--Finance
 ........................................    (Principal Accounting Officer)
              Mark E. Hood

*By:       /s/ MARK E. HOOD
     ...........................................................................

                                    Mark E. Hood
                                  Attorney in Fact

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                             DESCRIPTION OF EXHIBIT                             PAGE
- --------   -------------------------------------------------------------------------   -----
1.01*      Form of U.S. Underwriting Agreement
1.02*      Form of International Underwriting Agreement
3.01.1*    Amended and Restated Certificate of Incorporation of Saks Holdings, as
           filed with the Delaware Secretary of State on June 29, 1990
3.01.2*    Certificate of Designation of Saks Holdings, as filed with the Delaware
           Secretary of State on June 29, 1990
3.01.3*    Amendment to the Amended and Restated Certificate of Incorporation of
           Saks Holdings, as filed with the Delaware Secretary of State on July 2,
           1990
3.01.4*    Amendment to the Amended and Restated Certificate of Incorporation of
           Saks Holdings, as filed with the Delaware Secretary of State on February
           28, 1991
3.01.5*    Amendment to the Amended and Restated Certificate of Incorporation of
           Saks Holdings, as filed with the Delaware Secretary of State on May 20,
           1992
3.01.6*    Amendment to the Amended and Restated Certificate of Incorporation of
           Saks Holdings, as filed with the Delaware Secretary of State on December
           26, 1995
3.01.7*    Certificate of Saks Holdings, as filed with the Delaware Secretary of
           State on December 27, 1995, relating to the retirement of Class D Shares
3.01.8*    Amendment to the Amended and Restated Certificate of Incorporation of
           Saks Holdings, as filed with the Delaware Secretary of State on April 16,
           1996.
3.01.9*    Form of Amended and Restated Certificate of Incorporation of Saks
           Holdings, as proposed to be filed with the Delaware Secretary of State upon completion of the Offerings
3.01.10*   Amendment to the Amended and Restated Certificate of Incorporation of
           Saks Holdings, as filed with the Delaware Secretary of State on April 26,
           1996.
3.02*      Bylaws of Saks Holdings, as adopted on August 6, 1990
4.01.1*    See Exhibits 3.01.1, 3.01.2, 3.01.3, 3.01.4, 3.01.5, 3.01.6, 3.01.7,
           3.01.8 and 3.01.10 as to the rights of holders of Saks Holdings' Class A
           Shares, Class B Shares, Class C Shares and Class D Shares prior to the
           Offerings
4.01.2*    See Exhibit 3.01.9 as to the rights of holders of Saks Holdings' Common
           Stock upon completion of the Offerings
4.02*      Form of Stock Certificate of the Common Stock of Saks Holdings
4.03.1*    Amended and Restated Credit Agreement, dated as of July 1, 1993, among
           Saks, Chemical Bank and Bankers Trust Company as managing agents,
           Chemical Bank, Bankers Trust Company, the CIT Group/Business Credit, Inc.
           and Barclays Bank PLC as co-agents, and Chemical Bank as administrative agent (the "Credit Facility")
4.03.2*    First Amendment to the Credit Facility, dated as of March 1, 1995
4.03.3*    Second Amendment to the Credit Facility, dated as of October 24, 1995
4.03.4*    Third Amendment to the Credit Facility, dated as of March 5, 1996
4.03.5*    Fourth Amendment to the Credit Facility, dated as of April 10, 1996
4.03.6*    Fifth Amendment to the Credit Facility, dated as of April 18, 1996
4.04*      Amended and Restated Loan and Security Agreement dated as of
           May 12, 1995 between Fifth Avenue Capital Trust ("FACT") and certain direct and indirect wholly-owned subsidiaries of Saks (the "Borrowers")
4.05*      Trust and Servicing Agreement dated as of May 12, 1995 among FACT,
           Bankers Trust Company, as servicer, and Marine Midland Bank, as trustee
4.06*      Amended and Restated Trust Agreement, dated as of May 12, 1995, among
           Saks, HNY, Inc. and Wilmington Company, as owner trustee
4.07*      Indenture, dated as of July 1, 1993, between Saks and AIBC Services N.V., as trustee

EXHIBIT
 NUMBER                             DESCRIPTION OF EXHIBIT                             PAGE
- --------   -------------------------------------------------------------------------   -----
4.08*      First Supplemental Indenture, dated as of April 22, 1996, between Saks and AIBC Services N.V., as trustee
5.01*      Opinion of Gibson, Dunn & Crutcher LLP
10.01.1*   Amended and Restated Pooling & Servicing Agreement, dated as of December
           16, 1991, among SFA Finance Company, Saks and Bankers Trust Company, as
           trustee (the "1991 P&S")
10.01.2*   First Amendment to the 1991 P&S, dated as of November 5, 1992
10.01.3*   Second Amendment to the 1991 P&S, dated as of October 26, 1993
10.02.1*   Second Amended and Restated Receivables Purchase Agreement, dated as of
           December 16, 1991, between Saks and SFA Finance Company (the "Receivables
           Purchase Agreement")
10.02.2*   First Amendment to the 1991 Receivables Purchase Agreement, dated as of
           November 5, 1992
10.02.3*   Second Amendment to the 1991 Receivables Purchase Agreement, dated as of
           October 26, 1993
10.03.1*   Series 1991-2 Supplement, dated as of December 16, 1991, among SFA
           Finance Company, Saks, MHTC, as administrative agent, and Bankers Trust
           Company, as trustee (the "1991-2 Supplement")
10.03.2*   First Amendment to the 1991-2 Supplement, dated as of July 22, 1992
10.03.3*   Second Amendment to the 1991-2 Supplement, dated as of August 20, 1992
10.03.4*   Third Amendment to the 1991-2 Supplement, dated as of November 5, 1992
10.03.5*   Fourth Amendment to the 1991-2 Supplement, dated as of May 20, 1993
10.03.6*   Fifth Amendment to the 1991-2 Supplement, dated as of October 28, 1993
10.03.7*   Sixth Amendment to the 1991-2 Supplement, dated as of September 30, 1994
10.04.1*   Class C Supplement to Series 1991-2 Supplement, dated as of
           November 5, 1992, among SFA Finance Company, Saks and Bankers Trust
           Company, as trustee (the "1991-2(C) Supplement")
10.04.2*   First Amendment to the 1991-2(C) Supplement, dated as of September 30,
           1994
10.05*     Class B Supplement to Series 1991-2 Supplement, dated as of September 30,
           1994, among SFA Finance Company, Saks and Bankers Trust Company, as
           trustee
10.06.1*   Series 1993-1 Supplement, dated as of October 28, 1993, among SFA Finance
           Company, Saks, Swiss Bank Corporation, New York Branch, as administrative agent, and Bankers Trust Company, as trustee (the "1993-1 Supplement")
10.06.2*   First Amendment to the 1993-1 Supplement, dated as of September 13, 1995
10.06.3*   Second Amendment to the 1993-1 Supplement, dated as of October 6, 1995
10.07*     Class B Supplement to Series 1993-1 Supplement, dated as of September 13,
           1995, among SFA Finance Company, Saks and Bankers Trust Company, as
           trustee
10.08*     Class C Supplement to Series 1993-1 Supplement, dated as of September 13,
           1995, among SFA Finance Company, Saks and Bankers Trust Company, as
           trustee
10.09*     Series 1995-1 Supplement, dated as of November 13, 1995, among SFA
           Finance Company, Saks, Swiss Bank Corporation, New York Branch, as
           administrative agent, and Bankers Trust Company, as trustee
10.10*     Deposit Trust Agreement, dated as of October 26, 1993, between SFA
           Finance Company II and Wilmington Trust Company, as trustee
10.11*     Collateral Trust Agreement, dated as of October 28, 1993, between Saks
           Fifth Avenue Owner Trust 1993-1 and Bankers Trust Company
10.12*     Depositary Agreement, dated as of October 27, 1993, between Saks Fifth
           Avenue Owner Trust 1993-1 and Chemical Bank

EXHIBIT
 NUMBER                             DESCRIPTION OF EXHIBIT                             PAGE
- --------   -------------------------------------------------------------------------   -----
10.13*     Purchase Agreement, dated May 4, 1995 among Saks, FACT, the Borrowers,
           Goldman, Sachs & Company and Chemical Securities, Inc., with respect to the sale of Commercial Mortgage Pass-Through Certificates due May 12,
           2002
10.14*     Saks Fifth Avenue Supplemental Pension Plan, effective July 2, 1990
10.15*     Saks Holdings, Inc. Senior Management Stock Incentive Plan, dated as of
           October 17, 1990 (the "Old Incentive Plan")
10.16*     Standard Form of Stock Option Agreement Pursuant to the Old Incentive
           Plan
10.17.1*   Saks Holdings, Inc. 1996 Management Stock Incentive Plan, dated as of
           February 1, 1996 (the "New Incentive Plan")
10.17.2*   Amendment to the New Incentive Plan
10.18*     Standard Form of Stock Option Agreement Pursuant to the New Incentive
           Plan
10.19*     Amended and Restated Employment Agreement, dated as of March 1, 1996, between Saks and Philip B. Miller
10.20*     Amended and Restated Employment Agreement, dated as of March 1, 1996, between Saks and Rose Marie Bravo
10.21*     Amended and Restated Employment Agreement, dated as of March 1, 1996, between Saks and Owen E. Dorsey
10.22*     Employment Agreement, dated as of March 1, 1996, between Saks and Brian
           E. Kendrick
10.23.1*   Agreement for Management Advisory and Consulting Services, dated
           July 2, 1990, between Windows Acquisition Corp. and III
10.23.2*   Agreement for Management Advisory and Consulting Services, dated as of
           July 2, 1995, between Saks and III
10.24*     Acquisitions Advisory Agreement, dated as of January 29, 1995, between
           Saks and III
10.25*     Transition Supplement to the 1991 P&S, dated as of April 25, 1996, among
           SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.26*     Pooling and Servicing Agreement, dated as of April 25, 1996, among SFA
           Finance Company, Saks and Bankers Trust Company, as trustee (the "1996
           P&S")
10.27*     Series 1996-1 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.28*     Third Amended and Restated Receivables Purchase Agreement, dated as of
           April 25, 1996, between Saks and SFA Finance Company
10.29*     Series 1996-2 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.30*     Public Company Expenses Agreement, dated as of April 27, 1996, between
           Saks Holdings and Saks.
10.31      Form of Common Stock Purchase Agreement between Saks Holdings and
           Investcorp, S.A.
21.01*     Subsidiaries of Saks Holdings
23.01*     Consent of Coopers & Lybrand L.L.P.
23.02*     Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.01)
24.01*     Power of Attorney (included on signature page of Registration Statement)
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 * Previously filed.